Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS
Luxembourg, April 23, 2026 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2026.
“We are off to a strong start in 2026. For the quarter, we grew Service revenue by 10%, and pretax GAAP earnings by $4.9 million and cash provided by operating activities by $9.4 million, compared to the first quarter of 2025, primarily from sales wins and lower debt related interest and transaction costs. More importantly, we are seeing strength in both business segments. The Origination segment grew first quarter Service revenue by 71% and Adjusted EBITDA(1) by 166% compared to last year, primarily from sales wins and a stronger origination market. The Servicer and Real Estate segment is positioned extremely well with Hubzu inventory at 17,200 homes as of the end of the first quarter and exciting first quarter sales wins in the Title and Foreclosure Trustee businesses,” said William B. Shepro, Chairman and Chief Executive Officer.
First Quarter 2026 Highlights(2)
Company, Corporate and Financial:
•First quarter Service revenue of $45.1 million was $4.2 million, or 10%, higher than the same quarter of 2025
•First quarter Income before income taxes and non-controlling interests of $0.4 million was a $4.9 million improvement compared to the same quarter of 2025
•First quarter Net loss attributable to Altisource of $0.6 million was a $4.7 million improvement compared to the same quarter of 2025
•First quarter Diluted loss per share of $(0.06) was a $0.68 improvement compared to the same quarter of 2025
•First quarter Adjusted diluted earnings per share(1) of $0.19 was a $0.21 improvement compared to the same quarter of 2025
•First quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $4.4 million was $(0.8) million, or (15)% lower than the same quarter of 2025
•First quarter Adjusted EBITDA(1) margin of 10% was lower than the 13% Adjusted EBITDA(1) margin in the same quarter of 2025 largely due to revenue mix
•First quarter Cash provided by operating activities of $4.5 million was a $9.4 million improvement, compared to the same quarter of 2025, and we ended the quarter with $30.3 million of cash and cash equivalents

Business and Industry:
•Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) was $12.0 million, or 26.7% of Service revenue, compared to $12.5 million, or 30.5% of Service revenue, in the same quarter of 2025 primarily due to a change in revenue mix.
•Generated sales wins which we estimate represent potential annualized service revenue on a stabilized basis of $12.4 million for the Servicer and Real Estate segment and $4.7 million for the Origination segment
•Driven by recent sales wins, total Hubzu inventory has more than tripled since September 30, 2025

(in thousands)	September 30, 2025	December 31, 2025	March 31, 2026
Foreclosure Auction Inventory(5)	4.0	4.9	14.0
REO Inventory - Customers other than Rithm	0.7	1.4	2.3
REO Inventory - Rithm	1.0	1.0	0.9
Total Hubzu Inventory	5.7	7.3	17.2
•Ended the quarter with a weighted average sales pipeline between $25.7 million and $32.1 million of potential estimated annual revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $10.4 million and $13.0 million in the Servicer and Real Estate segment and between $15.3 million and $19.1 million in the Origination segment)
•Industrywide foreclosure initiations were 5% higher for the two months ended February 28, 2026 compared to the same period in 2025 (although still 14% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 27% higher for the two months ended February 28, 2026 compared to the same period in 2025 (although still 42% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide mortgage origination volume increased by 42% for the three months ended March 31, 2026 compared to the same period in 2025, comprised of a 19% increase in purchase origination and a 91% increase in refinancing origination(4)
First Quarter 2026 Financial Results
•Service revenue of $45.1 million
•Income from operations of $1.7 million
•Income before income taxes and non-controlling interests of $0.4 million
•Net loss attributable to Altisource of $(0.6) million
•Adjusted EBITDA(1) of $4.4 million
•Diluted loss per share of $(0.06)
•Adjusted diluted earnings per share(1) of $0.19

First Quarter 2026 Results Compared to the First Quarter 2025 (unaudited):

(in thousands, except per share data)	First Quarter 2026	First Quarter 2025	% Change
Service revenue	$45,089	$40,895	10
Revenue	47,584	43,439	10
Gross profit	13,111	13,325	(2)
Income from operations	1,725	3,245	(47)
Adjusted operating income(1)	4,411	5,199	(15)
Income (loss) before income taxes and non-controlling interests	356	(4,529)	108
Pretax income (loss) attributable to Altisource(1)	252	(4,602)	105
Adjusted pretax income attributable to Altisource(1)	2,938	332	N/M
Adjusted EBITDA(1)	4,449	5,262	(15)
Net loss attributable to Altisource	(635)	(5,344)	88
Adjusted net income (loss) attributable to Altisource(1)	2,136	(144)	N/M
Diluted loss per share	(0.06)	(0.74)	92
Adjusted diluted earnings (loss) per share(1)	0.19	(0.02)	N/M
Net cash provided by (used in) operating activities	4,453	(4,972)	190
Net cash provided by (used in) operating activities less additions to premises and equipment(1)	4,315	(4,997)	186

Margins:
Gross profit / service revenue	29%	33%
Adjusted EBITDA(1) / service revenue	10%	13%

N/M - not meaningful
•First quarter 2025 loss before income taxes and non-controlling interests includes $3.0 million of Debt Exchange Transaction expenses (no comparative amount for the first quarter 2026 ).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the first quarter 2026 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through February 2026
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated March 23, 2026
(5)Altisource does not provide foreclosure auction services to Rithm

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future financial / operating performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “will,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2026. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to customer concentration, impacts to default related referrals occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource®
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets it serves. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2026	2025

Service revenue	$45,089	$40,895
Reimbursable expenses	2,391	2,471
Non-controlling interests	104	73
Total revenue	47,584	43,439
Cost of revenue	34,473	30,114
Gross profit	13,111	13,325
Selling, general and administrative expenses	11,386	10,080
Income from operations	1,725	3,245
Other income (expense), net:
Interest expense	(2,109)	(4,938)
Debt exchange transaction expenses	—	(2,980)
Other income (expense), net	740	144
Total other income (expense), net	(1,369)	(7,774)

Income (loss) before income taxes and non-controlling interests	356	(4,529)
Income tax provision	(887)	(742)

Net loss	(531)	(5,271)
Net income attributable to non-controlling interests	(104)	(73)

Net loss attributable to Altisource	$(635)	$(5,344)

Loss per share:
Basic	$(0.06)	$(0.74)
Diluted	$(0.06)	$(0.74)

Weighted average shares outstanding:
Basic	11,111	7,265
Diluted	11,111	7,265

Comprehensive loss:
Net loss	$(531)	$(5,271)
Comprehensive income attributable to non-controlling interests	(104)	(73)

Comprehensive loss attributable to Altisource	$(635)	$(5,344)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$30,340	$26,603
Accounts receivable, net of allowance for credit losses of $1,855 and $2,492, respectively	20,691	17,984
Prepaid expenses and other current assets	7,799	9,690
Total current assets	58,830	54,277

Premises and equipment, net	333	253
Right-of-use assets under operating leases	943	1,117
Goodwill	55,960	55,960
Intangible assets, net	15,661	17,085
Deferred tax assets, net	6,246	6,342
Other assets	4,181	4,767

Total assets	$142,154	$139,801

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$43,725	$39,595
Current portion of long-term debt	1,225	1,225
Deferred revenue	3,986	3,440
Other current liabilities	2,055	2,805
Total current liabilities	50,991	47,065

Long-term debt	188,526	189,861
Deferred tax liabilities, net	8,600	8,641
Other non-current liabilities	3,679	3,697

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($0.01 par value; 250,000 shares authorized, 11,279 issued and outstanding as of March 31, 2026; 11,021 issued and 10,994 outstanding as of December 31, 2025)	113	110
Additional paid-in capital	257,765	257,359
Accumulated deficit	(368,337)	(363,735)
Treasury stock, at cost (27 shares as of December 31, 2025)	—	(3,948)
Altisource deficit	(110,459)	(110,214)

Non-controlling interests	817	751
Total deficit	(109,642)	(109,463)

Total liabilities and deficit	$142,154	$139,801

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2026	2025

Cash flows from operating activities:
Net loss	$(531)	$(5,271)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	58	185
Amortization of right-of-use assets under operating leases	377	185
Amortization of intangible assets	1,424	1,270
Share-based compensation expense	1,193	1,094
Bad debt expense	74	(137)
Amortization of debt premium	(1,185)	(766)
Amortization of debt discount	102	641
Amortization of debt issuance costs	54	407
Deferred income taxes	(41)	46
Changes in operating assets and liabilities:
Accounts receivable	(2,781)	(3,001)
Prepaid expenses and other current assets	1,899	336
Other assets	105	(9)
Accounts payable and accrued expenses	4,130	415
Current and non-current operating lease liabilities	(399)	(195)
Other current and non-current liabilities	(26)	(172)
Net cash provided by (used in) operating activities	4,453	(4,972)

Cash flows from investing activities:
Additions to premises and equipment	(138)	(25)
Net cash used in investing activities	(138)	(25)

Cash flows from financing activities:
Proceeds from the Super Senior Facility	—	11,250
Debt issuance costs	—	(1,749)
Repayments of long-term debt	(306)	—
Equity issuance costs	—	(3,191)
Distributions to non-controlling interests	(38)	(2)
Payments of tax withholding on vesting of restricted share units and restricted shares	(803)	(318)
Net cash (used in) provided by financing activities	(1,147)	5,990

Net increase in cash, cash equivalents and restricted cash	3,168	993
Cash, cash equivalents and restricted cash at the beginning of the period	30,493	32,700

Cash, cash equivalents and restricted cash at the end of the period	$33,661	$33,693

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2025	2024

Supplemental cash flow information:
Interest paid	$3,128	$4,535
Income taxes paid, net	352	96
Acquisition of right-of-use assets with operating lease liabilities	206	26
Reduction of right-of-use assets from operating lease modifications or reassessments	(4)	(162)

Non-cash investing and financing activities:
Equity issued in exchange for debt reduction	—	45,370

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax income (loss) attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income (loss) attributable to Altisource, adjusted diluted earnings (loss) per share, Net cash provided by (used in) operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, income (loss) before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, Net cash provided by (used in) operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net income (loss) attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net income (loss) attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted earnings (loss) per share to further evaluate adjusted net income (loss) attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted earnings (loss) per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net income (loss) attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net income (loss) attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted earnings (loss) per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2026 and 2025, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income from operations. Pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from income (loss) before income taxes and non-controlling interests. Adjusted net income (loss) attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items from net loss attributable to Altisource. Adjusted diluted earnings (loss) per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt exchange transaction expenses (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash provided by (used in) operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from Net cash provided by (used in) operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other and debt exchange transaction expenses from net loss attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2026	2025

Income from operations	$1,725	$3,245

Intangible asset amortization expense	1,424	1,270
Share-based compensation expense	1,193	1,094
Cost of cost savings initiatives and other	69	(410)

Adjusted operating income	$4,411	$5,199

Income (loss) before income taxes and non-controlling interests	$356	$(4,529)

Non-controlling interests	(104)	(73)
Pretax income (loss) attributable to Altisource	252	(4,602)
Intangible asset amortization expense	1,424	1,270
Share-based compensation expense	1,193	1,094
Cost of cost savings initiatives and other	69	(410)
Debt exchange transaction expenses	—	2,980

Adjusted pretax income attributable to Altisource	$2,938	$332

Net loss attributable to Altisource	$(635)	$(5,344)

Income tax provision	887	742
Interest expense (net of interest income)	1,453	4,745
Depreciation and amortization	58	185
Intangible asset amortization expense	1,424	1,270
Share-based compensation expense	1,193	1,094
Cost of cost savings initiatives and other	69	(410)
Debt exchange transaction expenses	—	2,980

Adjusted EBITDA	$4,449	$5,262

Business Segments:
Income before income taxes and non-controlling interests	$10,491	$10,856

Non-controlling interests	(104)	(73)
Depreciation and amortization	49	78
Intangible asset amortization expense	1,424	1,270
Share-based compensation expense	133	279
Cost of cost savings initiatives and other	37	29
Interest expense (net of interest income)	8	27

Business Segments Adjusted EBITDA	$12,038	$12,466

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2026	2025

Corporate and Others:
Loss before income taxes and non-controlling interests	$(10,135)	$(15,385)

Depreciation and amortization	9	107
Share-based compensation expense	1,060	815
Cost of cost savings initiatives and other	32	(439)
Debt exchange transaction expenses	—	2,980
Interest expense (net of interest income)	1,445	4,718

Corporate and Others Adjusted EBITDA	$(7,589)	$(7,204)

Net loss attributable to Altisource	$(635)	$(5,344)

Intangible asset amortization expense, net of tax	1,391	1,270
Share-based compensation expense, net of tax	1,064	953
Cost of cost savings initiatives and other, net of tax	60	(396)
Debt exchange transaction expenses, net of tax	—	2,980
Certain income tax related items	257	393

Adjusted net income (loss) attributable to Altisource	$2,137	$(144)

Diluted loss per share	$(0.06)	$(0.74)

Intangible asset amortization expense, net of tax, per diluted share	0.13	0.17
Share-based compensation expense, net of tax, per diluted share	0.10	0.13
Cost of cost savings initiatives and other, net of tax, per diluted share	0.01	(0.05)
Debt exchange transaction expenses, per diluted share	—	0.41
Certain income tax related items, per diluted share	0.02	0.05

Adjusted diluted earnings (loss) per share	$0.19	$(0.02)

Calculation of the per share impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,424	$1,270
Tax benefit from intangible asset amortization	(33)	—
Intangible asset amortization expense, net of tax	1,391	1,270
Diluted share count	11,111	7,265

Intangible asset amortization expense, net of tax, per diluted share	$0.13	$0.17

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2026	2025

Calculation of the per share impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,193	$1,094
Tax benefit from share-based compensation expense	(129)	(141)
Share-based compensation expense, net of tax	1,064	953
Diluted share count	11,111	7,265

Share-based compensation expense, net of tax, per diluted share	$0.10	$0.13

Calculation of the impact of debt exchange transaction expenses, net of tax
Debt exchange transaction expenses	$—	$2,980
Tax benefit from share-based compensation expense	—	—
Debt exchange transaction expenses, net of tax	—	2,980
Diluted share count	11,111	7,265

Debt exchange transaction expenses, net of tax per diluted share	$—	$0.41

Calculation of the per share impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$69	$(410)
Tax (benefit) provision from cost of cost savings initiatives and other	(10)	14
Cost of cost savings initiatives and other, net of tax	60	(396)
Diluted share count	11,111	7,265

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.01	$(0.05)

Calculation of the per share impact of certain income tax related items resulting from:
Foreign income tax reserves / other	$257	$393
Certain income tax related items	257	393
Diluted share count	11,111	7,265

Certain income tax related items, per diluted share	$0.02	$0.05

Net cash provided by (used in) operating activities	$4,453	$(4,972)
Less: additions to premises and equipment	(138)	(25)

Net cash provided by (used in) operating activities less additions to premises and equipment	$4,315	$(4,997)

March 31, 2026

Senior secured term loans	$158,900
Super senior term loan	12,360
Less: Cash and cash equivalents	(30,340)

Net debt	$140,920
Note: Amounts may not add to the total due to rounding.